SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 25, 2005

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398 Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operation and Financial Condition

On January 25, 2005, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the fourth quarter ended December 31, 2004 (the “News Release”). The News Release, including financial schedules, is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02. In connection with issuing the News Release, on January 25, 2005 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.

The News Release contains a description of the Registrant’s earnings excluding merger-related expenses (referred to as “Operating Earnings”, “Net Operating Income”, “Diluted Operating Earnings Per Share”) related to the March 31, 2003 acquisition of First Central Bancshares, Inc., headquartered in Lenoir City, Tennessee; the May 1, 2003 acquisition of First Georgia Holding, Inc., headquartered in Brunswick, Georgia; the October 24, 2003 and November 14, 2003 acquisitions of three branches in western North Carolina; the June 1, 2004 acquisition of Fairbanco Holding Company, Inc., headquartered in Fairburn, Georgia; the November 1, 2004 acquisition of Eagle National Bank, headquartered in Stockbridge, Georgia; and the December 1, 2004 acquisition of Liberty National Bancshares, Inc., headquartered in Conyers, Georgia. Management believes that a presentation of the Registrant’s earnings excluding merger-related expenses as a financial measure provides useful information to investors because it provides information about the Registrant’s financial performance from its ongoing business operations. The merger-related expenses are principally related to equipment lease termination, legal and other professional fees and systems conversion costs.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1 Press Release, dated January 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
January 25, 2005	Executive Vice President and Chief Financial Officer